SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2003 (November 17, 2003)

AQUA VIE BEVERAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24801 (Commission File Number)	820506425 (IRS Employer Identification No.)

333 SOUTH MAIN STREET, KETCHUM, IDAHO

83340

(Address of Principal Executive Offices)

         (Zip Code)

Registrant’s telephone number, including area code (208) 622-7792

Item 5.

  Other Events and Required FD Disclosure

The Registrant’s annual report on Form 10-KSB for the fiscal year ended July 31, 2003 was due to be filed on October 29, 2003.  The Registrant was unable to file its annual report on Form 10-KSB on October 29, 2003.  The Form 10-KSB has not yet been filed to provide additional time for the Registrant’s auditors to complete its audit.  The Registrant will file its annual report on Form 10-KSB promptly following completion of the audit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA VIE BEVERAGE CORPORATION

Date:  November 17, 2003

Thomas Gillespie

President